Proposed Option Exchange
WE HAVE NOT COMMENCED THE OFFER TO EXCHANGE THAT IS
REFERRED TO IN THIS COMMUNICATION. UPON THE COMMENCEMENT
OF THE OFFER TO EXCHANGE, WE WILL FILE WITH THE SECURITIES
AND EXCHANGE COMMISSION A COMPLETED SCHEDULE TO AND
RELATED EXHIBITS AND DOCUMENTS, INCLUDING THE OFFER TO
EXCHANGE ALL OPTIONHOLDERS ELIGIBLE TO PARTICIPATE IN THE
OFFER TO EXCHANGE ARE STRONGLY ENCOURAGED TO READ THE
SCHEDULE TO AND RELATED EXHIBITS AND DOCUMENTS, INCLUDING
THE OFFER TO EXCHANGE, WHEN THEY BECOME AVAILABLE. THESE
DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE
OFFER TO EXCHANGE. THE SCHEDULE TO AND RELATED EXHIBITS
AND DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE OR ON THE
SECURITIES AND EXCHANGE COMMISSION WEBSITE AT
HTTP://WWW.SEC.GOV.
Company Confidential 1
Exhibit 99.1

Proposed Option Exchange
• We intend to commence the program after the Oct. 16
meeting, BUT shareholder approval is required.
• WHY? WHAT is it? – See details in the Proxy
• TIMING – If the shareholders approve the exchange, we
intend to commence the program shortly thereafter and
there will be a minimum of 20 business days for
employees to decide – it will be completely voluntary!
• We know you have lots of questions – please read the
proxy, due to SEC rules we will provide plenty of details
after shareholder approval and commencement of the
program.
Company Confidential 2

Q&A
Company Confidential 3
Please submit any questions on the option
exchange to Belinda Salinas, those that can
be answered prior to commencement of
the program will be posted on our website
and if required the SEC website.
More information will be provided upon
receipt of shareholder approval and
commencement of the program.